UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

BERRY PLASTICS GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35672	20-5234618
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Oakley Street Evansville, Indiana		47710
(Address of principal executive offices)		(Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 21, 2015 Berry Plastics Group, Inc. (the “Company”) issued a press release announcing the commencement by Berry Plastics Corporation, the Company’s wholly owned subsidiary (the “Issuer”), of a cash tender offer and consent solicitation with respect to any and all of the Issuer’s outstanding 9.75% Second Priority Senior Secured Notes due 2021.

On May 21, 2015, the Company also announced in a separate press release that the Issuer intends to offer for sale in an underwritten public offering $700 million of second priority senior secured notes due 2023 pursuant to a shelf registration statement filed on Form S-3 (File No. 333-194030) with the Securities and Exchange Commission on February 19, 2014 and related prospectus supplement dated May 21, 2015. A copy of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release of Berry Plastics Group, Inc. dated May 21, 2015, announcing the commencement of a cash tender offer and consent solicitation.

99.2	Press Release of Berry Plastics Group, Inc. dated May 21, 2015, announcing a proposed offering of Second Priority Senior Secured Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS GROUP, INC.

Date: May 21, 2015	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Berry Plastics Group, Inc. dated May 21, 2015, announcing the commencement of a cash tender offer and consent solicitation.

99.2	Press Release of Berry Plastics Group, Inc. dated May 21, 2015, announcing a proposed offering of Second Priority Senior Secured Notes.